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                                                                   Exhibit 10.22

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         Note: The information designated by a bracketed asterisk [*] has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                           BASESTOCK SUPPLY AGREEMENT

       This agreement is entered into June 27, 2001 between APPLETON PAPERS INC., a Delaware Corporation with business offices at 825 E. Wisconsin Avenue, P.O. Box 359, Appleton, WI 54912-0359 ("Buyer") and APPLETON COATED LLC, a Delaware limited liability company with offices at 540 Prospect Street, Combined Locks, WI 54113 ("Seller").

         1.   VOLUME: Buyer shall be obligated to purchase from Seller, and
              ------
              Seller shall be obligated to sell to Buyer, not less than 67,500 tons (2,000 lbs/ton) in 2002 and 27,000 tons in 2003.

              Buyer has the ability to purchase up to 10% additional volume per calendar quarter from Seller, given a 3-month notice to Seller. Seller will provide any additional tonnage at the same terms as stated in this agreement.

              Additionally, Buyer agrees to purchase product (on or before March 31 of the Agreement year in question), per section 7 below, required to bring the consignment inventory down to a maximum of 6,750 tons in 2002 and 2,700 tons in 2003. Any reduction in consignment inventory below these levels is included in Buyer's annual purchase commitment.

              Buyer will purchase the obligatory volume utilizing a level load order pattern of equal monthly volumes unless mutually agreed to by Buyer and Seller otherwise.

         2.   VOLUME PER PAPER MACHINE: Buyer and Seller agree that the products
              -------------------------
              shall be produced only on paper machines on which they are currently qualified (per current specifications), unless mutually agreed upon by both Buyer and Seller. Buyer and Seller agree that grades currently on PM6 can be developed to be produced on PM7 at Seller's expense related to Seller's costs and Buyer's costs associated with this development (See May 8, 2001, Process Change and Development Costs memo attached as Schedule 6), in order to provide additional flexibility for Seller.

         3.   GRADE MIX: Buyer and Seller agree that Buyer will provide the
              ----------
              estimated Agreement year grade mix by October 1, of the prior year. For production planning purposes, Buyer will publish, once per month, a three (3) month rolling forecast to indicate approximate grade mix by paper machine. All grades

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         represented in Schedule 2 are considered qualified grades for purposes of meeting the minimum and maximum volume requirements under this Agreement.

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         4.   PAYMENT TERMS: Terms are 2% discount within 3 Days via Electronic
              --------------
              Fund Transfer to Seller's Financial Institution (if capable), or if not capable, 1% discount within 20 days from date of invoice, net 30 days. Except as provided in Section 7 hereof, title transfers at time of shipment if direct, or at time of release from consignment inventory.

         5.   FREIGHT: Prices as stated in Schedule 2, are on a delivered basis
              --------
              and include freight as described below:

                    1. Seller will pay freight cost to deliver basestock to the Buyer's Facility, in the Fox Valley, or designated warehouse/distribution center in the Fox Valley area as designated at time of shipment from the Seller's facility.

                    2. Buyer will provide partial transportation service, as available, to Seller utilizing Buyer's trucking fleet. Seller will provide a freight allowance of $2.35 per ton to Buyer, for all loads transferred by Buyer, to Buyer's Facility or designated warehouse / distribution center in the Fox Valley area. Title and Risk of loss will transfer at time of shipment if direct, or if under consignment at time of release from consignment. Notification to Buyer of load availability, will be via email or other mutually agreed process, from Seller to Buyer. Buyer's trailers will be made available for staging at Seller's mill. Loads not picked up on time (2 hour window from the time of load availability notification) will be sent "best way".

         6.   TERM AND EXTENSION: Except as otherwise provided in this
              -------------------
              Agreement, this Agreement is effective as of December 30, 2001 and extends for two years until December 29, 2003. After the initial term and by mutual agreement by both Buyer and Seller, this agreement may be extended for additional succeeding one (1) year terms. For any additional term, volume, grade mix, and pricing requirements will be established and agreed to in writing by both Buyer and Seller, no later than October 1 of the preceding year.

         7.   SERVICE: Seller agrees to maintain a consignment inventory of
              --------
              product. Seller will maintain as Seller's inventory a maximum of 6,750 tons in 2002 and 2,700 tons in 2003. Buyer/Seller agree, that as a result of year to year volume changes, the consignment inventory maximum will be either increased or decreased in volume by March 31, of the Agreement year. The purchased volume commitment made by Buyer is in addition to the change related to maintaining consignment inventory. Reduction of the consignment inventory below the maximum is included in the annual volume commitment and not in addition to it. Seller agrees to utilize Buyer's leased warehouse space on Radio Road or other mutually agreed upon site. Seller also agrees to be responsible for the monthly

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              warehouse rent for the space utilized to manage this consignment inventory process at a cost not to exceed Buyer's leased space rate. Product within this inventory will be purchased by and title transferred to Buyer, either when used, or, if not used, upon reaching 90 days in the consignment inventory.

         8.   ORDER MINIMUMS: Buyer and Seller agree to 24 hour minimum run
              ---------------
              sizes for those products listed in Table I, in the attached
              Schedule 1. Buyer and Seller agree to 12-hour minimum run sizes for those products listed in Table II, in the attached Schedule 1. These minimums are applicable on orders placed by Buyer, but Seller can over/under produce by 5% of the ordered quantity. Any additional over production will be carried in Seller's inventory and will not be included in the consignment inventory, unless mutually agreed upon by Buyer.

         9.   TRIM: Trim cost adjustments will be completed annually. A trim
              -----
              penalty/ credit will apply if the average trim width for a given grade on a given paper machine is less than (penalty) or greater than (credit) the prior year. The trim cost penalty/credit will apply to all tons for the affected grade(s). Seller will notify in writing to Buyer, the prior year average trims by March 1, of the Agreement year. Seller will send quarterly year-to-date trim updates by grade and paper machine to Buyer. Seller will notify in writing to Buyer, the Agreement year actual average trims and associated penalty or credit to Buyer by January 31, of the subsequent year. Buyer/Seller agree to review and make penalty/credit payment to Seller/Buyer by March 1, of the subsequent year. The trim penalty/credit will be calculated by grade and by paper machine using the following formula:

              $/ton/inch Trim Penalty/Credit =
              (1 / Agreement yr. ave. trim) X $/lb. PM Burden rate) + ((1-$/lb. Winder yield) X (1/Agreement yr. ave. trim) X ($/lb. Scrap + $/lb. Material)) X 2000 lb./ton

              Trim Penalty / Credit = ((Prior yr. ave. trim - Agreement yr. ave, trim) X $/ton/inch penalty/credit X (Agreement yr. tons / 2000))

              Disagreements will be submitted to an independent auditor, the cost of which will be mutually shared.

         10.  PRICING: Pricing is per the agreed Schedule 2 attachment. All
              --------
              prices are delivered and firm for 2002. For 2003, prices will be subject to adjustment as follows, based upon the Resource Information System, Inc. (RISI) average transaction price for Northern Bleached Softwood Kraft Pulp (NBSK) delivered to the United States as published in the RISI World Pulp Monthly Report:

              A. INCREASE: If the RISI average transaction price for Northern
                 Bleached Softwood Kraft Pulp (NBSK) delivered to the United States as published in the RISI World Pulp Monthly Report, exceeds $630 per metric tonne for the most recent previous calendar quarter, then the price of basestock set forth in
                 Schedule 2 for the ensuing quarter will be adjusted upwards by 50% of the

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                 difference between the previous calendar quarter average RISI
                 NBSK price per tonne and $630.

                 . Example: Quarter 4 2002 average RISI NBSK price equals $600, then there is no price increase, as this is below $630.
                 . Example: Quarter 1 2003 average RISI price equals $660/tonne, then there will be a $15/tonne ($13.64/ton) price increase on all tonnes purchased in the second quarter of 2003. If Quarter 2 2003 average RISI price were to then rise to $670/tonne, then there would be an additional $5/tonne price increase on all tonnes purchased in the third quarter of 2003 ($20/tonne total price increase as compared to Schedule 2 pricing).

              B. DECREASE: If the RISI average transaction price for Northern
                 Bleached Softwood Kraft Pulp (NBSK) delivered to the United States as published in the RISI World Pulp Monthly Report is less than $570 per metric tonne for the most recent previous calendar quarter, then the price of basestock set forth in
                 Schedule 2 for the ensuing quarter will be decreased by 50% of the difference between $570 and the RISI average transaction price for the previous calendar quarter.

                 . Example: The average price of NBSK for Q1 2003 is $540. A price reduction applied to basestock purchases in the second quarter would be equal to $15 per tonne ($13.64 per ton). If the average price of NBSK for Q2 2003 were to fall to $530, there would be an additional $5/tonne price decrease for the third quarter ($20/tonne total price increase as compared to Schedule 2 pricing).

              C. NO CHANGE: If the average transaction price for NBSK is between
                 $630 and $570, there is no change to the selling price of basestock for that ensuing quarter.

              Price adjustments will be made quarterly for the period December 30, 2002 through December 29, 2003.

              Notwithstanding the price adjustment formula described above, under no circumstances shall 2003 prices result in an increase or decrease of 2002 prices of more than [*]% as set forth in Schedule 3.

              Because the RISI data for the previous quarter may not be available at the beginning of the respective quarter of price adjustment, retroactive adjustment to amounts invoiced or paid during the adjustment period until the data is available will be made.

         11.  CONTINUOUS COST REDUCTION (CCR): Buyer and Seller mutually agree
              --------------------------------
              that continuous cost reduction is important. Buyer and Seller agree to enter into a trial program as described below, for a 6-month period, (July1, 2001 through December 31, 2001), wherein data will be gathered and understood with no actual penalties or bonuses incurred. Following the 6 months of this

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              trial/monitoring period, Buyer and Seller will mutually agree to targets and parameters of a CCR (continuous cost reduction) program to be put in place for the duration of the agreement. A key cost factor for Buyer, which is subject, in part, to product quality, is coater runnability as measured by web breaks per one hundred rolls run. Buyer records and maintains Seller Related Coater Web Breaks per Hundred (BPH) historical and current records by grade and coater. An increase or decrease in the BPH, directly relates to financial losses or gains by the Buyer. As a means to emphasize the need for the Seller and Buyer to jointly focus on the reduction of lost time and profitability to the Buyer, a CCR gain/loss-sharing program is described in the attached Schedule 4. The CCR shall be used only on grades with basis weights below 40# that are listed in Table 1 of Schedule 1. For each successive year the BPH targets are adjusted to provide year on year improvements and are based on the average vendor BPH for all suppliers of that basis weight range. CCR penalties and/or bonuses to Seller would be calculated annually by Buyer per Schedule 4 Tables and a written notification of penalty / bonus amount will be provided to Seller by January 31, of the subsequent year. Buyer/Seller would agree to make bonus/penalty payment to Seller/Buyer by March 1, of the subsequent year.

         12.  QUALITY: All products shall meet or exceed the quality
              --------
              specifications as described in Buyer's basestock/CF specification, including the basestock finishing specifications in effect on the date first above written, as set forth in Schedule 7. Buyer will continue to have the sole option to reject any product that does not meet the agreed specifications in any material respect. Seller will remove any products that fail to conform to the specifications (rejected products), at Seller's own expense, within 14 days of receiving notice of the alleged problem and a description, in reasonable detail, of Buyer's efforts to rectify same. Seller will work with Buyer to promptly replace rejected products, or if such products cannot be replaced promptly, Seller shall provide a fair credit allowance for any nonconforming product. Any and all major process changes contemplated by Seller must be communicated in writing and discussed with Buyer prior to implementation of the process change. All trial expenses related to Seller initiated process changes will be borne by Seller. All rejection costs related to Seller initiated process changes will be borne by Seller.

         13.  INTERFACES: Issues related to Pricing, Agreement Terms, and
              -----------
              Overall Service Issues will be coordinated by Buyer's - HQ Procurement Specialist (currently Ed Hammond) and Seller's Logistics Director (currently Dan Regal). Issues related to Volume Projections, Order Entry, and Inventory Control Levels will be coordinated by Buyer's HQ MP&L Mgr(s). (currently Jim Splittgerber/Jodie Altobelli) and Seller's Logistics Director (currently Dan Regal). Quality conformance and rejection process, including Supplier Report Card Process will be handled by the Buyer's Plant Quality Dept. (currently Bill Werner) and the Seller's Director of Papermaking Operations (currently Mike Rask) and Seller's Technical Process Engineer (currently Paul Trelc). The Supplier Report

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          Card process will continue and all parties will work effectively to continuously improve Seller's Quality and Service performance.

     14.  PRODUCT DEVELOPMENT: If a qualified grade requires modifications or a
          -------------------
          new grade is required by Buyer to replace an existing grade under this Agreement, Buyer will provide written product specifications and cost expectations to Seller. Agreement on specifications and costs will be mutually agreed to in writing prior to approval of the trial request and manufacturing effort. For modifications to the finished product specifications initiated by Seller, all requests will be made in writing to Buyer. Approval is at Buyer's sole discretion and will be given in writing. Seller will be given first priority to develop any new products, which will potentially replace or obsolete any products, which it currently manufactures. Seller will need to meet or exceed competitive supplier offers for improved technology, which results in a product design change, if presented in writing by Buyer to Seller. Seller will have 30 days to respond to this request, in writing and meet these competitive offers. If Seller wishes to meet the competitive technology, Seller will have 90 days, after the written response, in order to run trials and verify Seller's ability to meet these requirements. During these 90 days, Buyer has the right to purchase from competitors the improved technology product. If after the 90 days, Seller is unable to meet the competitor's improved technology; Seller will release this grade from the agreement and its associated remaining volume commitment. If after the 90 days, Seller is able to meet the competitor's improved technology, Buyer shall remain obligated for its remaining volume commitment (reduced accordingly for purchases from competitor during prior 90 days).

     15.  ASSIGNABILITY: This Agreement shall not be assigned by either party
          -------------
          without the prior written consent of the other except that either party may assign its rights and obligations hereunder to a successor or affiliated corporation or to another party purchasing essentially all of the business or assets of said party to which this Agreement relates.

          If during the term of this Agreement, either party is purchased in its entirety by another party, the purchasing party must agree to maintain this Agreement until completion of the current Agreement term.

     16.  CONFIDENTIALITY: Both parties agree to abide by the attached
          ---------------
          Confidentiality Agreement in Schedule 5.

     17.  EXECUTION: Both the Buyer and Seller cause this Agreement in its
          ---------
          entirety, including Schedules 1 through 7, to be executed in duplicate by their respective authorized representatives effective as of the day, month, and year first herein written.

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     18.  WARRANTIES AND REMEDIES: Seller warrants that Products delivered
          -----------------------
          hereunder will, in all material respects, conform to the quality specifications set forth in Section 12 of the Agreement, and that it shall deliver good and clear title to the Products.

          EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE FOREGOING SHALL BE SELLER'S SOLE WARRANTY WITH RESPECT TO THE PRODUCTS SUPPLIED HEREUNDER. SELLER MAKES NO OTHER WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

          SELLER'S SOLE LIABILITY AND BUYER'S SOLE REMEDY FOR NONCONFORMING PRODUCT, WHETHER BASED UPON NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, OR ANY OTHER THEORY OF RECOVERY, SHALL BE LIMITED TO THE REMEDIES PROVIDED IN SECTION 12 OF THE AGREEMENT. SELLER SHALL NOT, IN ANY CASE, BE LIABLE FOR (i) SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING CLAIMS FOR LOST PROFITS OR LOST BUSINESS OPPORTUNITIES, DOWNTIME OR CLAIMS BY BUYER'S CUSTOMERS OR (ii) DAMAGES FOR BODILY INJURY OR PROPERTY DAMAGE. ANY REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON, INCLUDING EMPLOYEES OR REPRESENTATIVES OF SELLER, WHICH ARE INCONSISTENT HEREWITH, SHALL NOT BE BINDING UPON SELLER.

     19.  MUTUAL INDEMNIFICATION: Except as otherwise provided in this
          ----------------------
          Agreement, each party shall indemnify, defend and hold the other party harmless from any and all actions, suits, claims, judgments, penalties, damages, losses or other expenses (including reasonable attorneys' fees and other professionals' fees) to the extent arising from or relating to the negligence or willful misconduct of, or breach of this Agreement by, the indemnifying party.

          In the event of any claim for indemnification under this Agreement, the party seeking indemnification (the "Claimant") shall promptly give notice to the other party (the "Indemnifying Party") of its claim for indemnification. In no event, however, shall any failure by the Claimant to give such prompt notice relieve the Indemnifying Party of its indemnification obligations unless the Indemnifying Party is materially prejudiced by such failure.

          The Indemnifying Party will have the right at any time, by notice to the Claimant, to assume control of the defense of any third-party claim with counsel of its choice, which counsel must be reasonably acceptable to the Claimant. If the Indemnifying Party assumes control of, and diligently proceeds with, the defense of any third-party claim, the Claimant shall: (i) reasonably cooperate with the Indemnifying Party; (ii) have the right to participate in the defense at its own

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          expense; (iii) not admit any liability with respect to, or settle, compromise or discharge, the third-party claim without the Indemnifying Party's prior written consent; and (iv) agree to any settlement, compromise or discharge of the third-party claim which the Indemnifying Party may recommend and which releases the Claimant completely from such claim.

          If the Indemnifying Party does not assume control of, or diligently proceed with, the defense of the third-party claim, the Indemnifying Party shall be bound by the results obtained by the Claimant with respect to the claim.

     20.  DELAYED PERFORMANCE: Neither party shall be liable for a failure to
          -------------------
          perform under this Agreement for any cause beyond such party's reasonable control, which may include acts of God, acts of a public enemy, acts of Governments of any state or political subdivision or any department or regulatory agency thereof or entity created thereby, quotas, embargoes, acts of any person engaged in subversive activity or sabotage, fires, floods, explosions, or other catastrophes, epidemics, or quarantine restrictions, strikes or other labor stoppages, slowdowns or disputes. Each party shall: (a) promptly notify the other of any such event or threatened event; and (b) use due diligence and all reasonable efforts to cure any such cause preventing or threatening to prevent its performance and to resume performance.

     21.  DEFAULT: In the event either party should be in default in the
          -------
          performance of any of its material duties or obligations under this Agreement, the other party may give notice to the defaulting party specifying the term or condition which is alleged as the basis of the default. If the defaulting Party does not proceed with due diligence to cure the default or does not correct or cure the noticed default within twenty (20) days after such notice, then this Agreement may be terminated by the non-defaulting party by giving written notice of termination to the defaulting party; said termination to be without prejudice to any rights or remedies, legal, equitable, or otherwise, available to the terminating party including such rights and remedies as shall from time-to-time be afforded by the Uniform Commercial Code.

          Any provision of this Agreement to the contrary notwithstanding, if, at any time during the term of this Agreement, Seller or Buyer is adjudicated bankrupt; or a petition for voluntary or involuntary bankruptcy is filed by or against Seller or Buyer; or Seller or Buyer shall petition for relief from its creditors under the Bankruptcy Act, or similar act, as from time to time amended; or Seller or Buyer shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver for a substantial part of its property; or if an order or decree is entered by any court of competent jurisdiction appointing a receiver for Seller or Buyer or for a substantial part of their property either with or without their consent, and such receiver is not removed or discharged within sixty
          (60) days from the date of said appointment; or if in any judicial proceeding a substantial part of the property of Seller or Buyer shall be attached or seized under

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          any legal process and shall not be released or discharged therefrom by the furnishing of security or otherwise within sixty (60) days thereafter, then, upon the occurrence of any such events applicable to Buyer, Seller may, at its option, declare Buyer to be in breach hereof, terminate this Agreement, refuse to make any further deliveries hereunder and declare the obligations of Buyer for all Product theretofore furnished immediately due and payable; and upon the occurrence of any such events applicable to Seller, Buyer may, at its option, declare Seller to be in breach hereof, terminate this Agreement, refuse to make any further purchases hereunder and terminate all of Buyer's obligations to Seller. The exercise of the rights provided in this Section 21 shall be without prejudice to any legal rights or remedies otherwise available to the terminating party.

     22.  NOTICES: Notice required or given under the terms of this Agreement
          -------
          shall be deemed to have been duly given and received upon personal delivery or three days following its deposit in the United States mail, first class postage prepaid and duly addressed as follows:

          To Seller:                            To Buyer:
          Appleton Coated LLC                   Appleton Papers Inc
          Attn: Chief Financial Officer         Attn: Vice President Procurement
          540 Prospect Street                   825 E. Wisconsin Avenue
          Combined Locks, WI 54113              P.O. Box 359
                                                Appleton, WI  54912-0359
          FAX: 920-687-3475                     FAX: 920-991-7256

          Provided, however, that in the case of mailing that a copy of such notice shall, on the date of mailing, also be sent by facsimile transmission to the facsimile number, if any, designated by the other party. By written notice, either party may change the name, address or facsimile number to which the other party is to send notices.

     23.  APPLICABLE LAW: This Agreement shall be governed by, and interpreted
          --------------
          and enforced according to, the internal laws (without regard to conflict of laws principles) of the State of Wisconsin.

     24.  SEVERABILITY: If any provision of this Agreement, or the application
          ------------
          of it to any person or circumstance, shall be held to be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be affected, and each provision shall remain valid and enforceable to the fullest extent permitted by law.

     25.  ASSURANCES: The parties agree to cooperate with each other and to
          ----------
          execute and deliver such documents and to take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

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     26.  WAIVER: No delay or failure of any party to enforce any right, power
          ------
          or remedy under this Agreement shall operate as a waiver of such right, power or remedy. Nor shall any single or partial exercise of any right, power or remedy by a party preclude any other or further exercise of the same or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement must be in writing and signed by the party against whom the waiver is sought to be enforced.

     27.  ENTIRE AGREEMENT: This Agreement, including the attached Schedules 1
          ----------------
          through 7, contains the entire understanding between Seller and Buyer with respect to the subject matter of this Agreement. This Agreement supercedes all other prior agreements, oral and written, between the parties with respect to the subject matter of this Agreement, including that certain Memorandum of Agreement dated May 24, 2001. This Agreement shall not be modified or amended except by a written agreement executed by both parties.

     28.  SURVIVAL: The provisions of Sections 16, 18 and 19 shall survive the
          --------
          expiration or earlier termination of this Agreement.

     29.  RELATIONSHIPS: The parties are, and only shall represent themselves to
          -------------
          be, independent contractors. Neither party has authority to create any obligation on the part of the other party or to bind the other party.

     30.  PATENT RIGHTS OR LICENSES: No patent rights or licenses from either
          -------------------------
          party to the other shall be granted or implied by this Agreement.


                   APPLETON PAPERS INC.                  APPLETON COATED LLC

     SIGNATURE:    /s/ Ann M. Whalen                     /s/ Michael J. Van Eych

     TITLE:        VP-Logistics                          CEO

     DATE:         June 27, 2001                         June 29, 2001

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                                   SCHEDULE 1

                                    2002-2003
                        API/AC BASESTOCK SUPPLY AGREEMENT

                             PRODUCT SERVICE TABLES

                                             QUALIFIED
    TABLE I:                                  P.M.(s)
    -------                                   -------

    31.1# WH THERMAL FAX BASE                    7
    43.3# WHITE LABEL BASE                       7


    TABLE II:
    --------

    26.2# WH ST BASE                            5&6
    26.2# WH RST BASE                           5&6
    26.2# CN ST BASE                            5&6
    30.9# WH ST BASE                            5&6
    33# WH ST BASE                              5&6
    39.5# WH ST BASE                            5&6
    26.25# WH HBT HSTRG BASE                     7
    26.8# CN & PK SUPERIOR BASE                 6&7
    27.8# WH SCCB BASE                           7
    28.3# WH ULTIMARK BASE                       7
    30.2# WH CN & PK PC PREM BASE               6&7
    34# WH OBA CTG BASE                          7
    46.5# WH OBA BASE                            7
    61.1# WH OBA BASE                            7

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                                   SCHEDULE 2

                                      2002
                       APPLETON COATED SUPPLIED BASESTOCK
                                   PRICE LIST

          (ALL PRICES INCLUDE FREIGHT TO DESTINATION IN THE FOX VALLEY
                        DESIGNATED AT TIME OF SHIPMENT)

              MM#                    GRADE                   2002 PRICE/TON
              ---                    -----                   --------------
              9563                   26.2# CN ST BS               [*]
              8065                   26.2# WH RST30 CTG BS
              9006                   26.2# WH ST BS
              9153                   26.25# WH HBT HISTGTH
              8276                   26.8# CAN SUP BS
              8296                   26.8# PNK SUP BS
              8020                   27.8# WH SCCB BS
              8077                   28.3# WH ULTIMARK BS
           8248/8386                 30.2# CN PRCT PREM
           8264/8390                 30.2# PK PRCT PREM
              8245                   30.2# WH PRCT PREM
              8066                   30.9# WH RST30 CTG BS
           8216/8221                 30.9# WH ST BS
              8081                   31.1# SPLIT PRE-COAT
              8238                   33# WH ST BS
              8321                   34# WH OBA CTG BASE
              8420                   39.5# ST BS
              8907                   43.3# WH LBL BS
              8018                   46.5# WH OBA CTG BS
              8089                   61.1# WH OBA BS

                              Page 13                         Confidential

                                   SCHEDULE 3



                       APPLETON COATED SUPPLIED BASESTOCK

                         2003 MINIMUM AND MAXIMUM PRICES

    (ALL PRICES ARE DELIVERED AND INCLUDE FREIGHT TO FINAL DESTINATION IN THE
                   FOX VALLEY DESIGNATED AT TIME OF SHIPMENT)


                                       2003 Minimum      2002       2003 Maximum
  MM#               GRADE               PRICE/TON      PRICE/TON     PRICE/TO
  ---               -----               ---------      ---------     ---------

  9563      26.2# CN SI BS                 [*]            [*]           [*]
  8065      26.2# WH RST30 CTG BS                                   Confidential
  9006      26.2# WH ST BS
  9153      26.25# WH HBT HISTGTH
  8276      26.8# CAN SUP BS
  8296      26.8# PNK SUP BS
  8020      27.8# WH SCCB BS
  8077      28.3# WH ULTIMARK BS
8248/8386   30.2# CN PRCT PREM
8264/8390   30.2# PK PRCT PREM
  8245      30.2# WH PRCT PREM
  8066      30.9# WH RST30 CTG BS
8216/8221   30.9# WH ST RS
  8081      31.1# SPLIT PRE-COAT
  8238      33# WH ST BS
  8321      34# WH OBA CTG BASE
  8420      39.5# ST BS
  8907      43.3# WH LBL BS
  8018      46.5# WH OBA CTG BS
  8089      61.1# WH OBA BS

                                   SCHEDULE 4



                   CONTINUOUS COST REDUCTION TABLES - EXAMPLE

                                   TABLE                                 TARGET
        GRADE                      USED                SCHEDULE           BPH
        -----                      ----                --------           ---

     31.1# FAX BS            30.0#-39.9# Therm           4A               1.25

Confidential                           Page 15

                                   SCHEDULE 4A

                              BASESTOCK RUNNABILITY
                           CONTINUOUS COST IMPROVEMENT
                                CONTRACT PROPOSAL

                                      [*]

BREAKS PER  NO. OF   TOTAL   COST PER    TOTAL      ANNUAL            ANNUAL
  HUNDRED    ROLLS   BREAKS    BREAK     COST    SAVINGS/LOSS     BONUS/PENALTY
  -------    -----   ------    -----     ----    ------------     -------------

    [*]       [*]     [*]       [*]      [*]         [*]               [*]

Confidential                            Page 17

                                   SCHEDULE 5


                            Confidentiality Agreement

         This Agreement, effective as of April 15, 2001, between Appleton Papers Inc., a corporation having its principal offices at 825 East Wisconsin Avenue, Appleton, Wisconsin 54911 (hereinafter referred to as "APPLETON"), and Appleton Coated LLC, having an office at 569 Carter Court, Kimberly, Wisconsin 54136 (hereinafter referred to as "Vendor");

         WHEREAS, APPLETON possesses trade secret information related to processes, machines and formulations for the manufacture of coated papers, including formulations for carbonless and thermally imaged papers;

         WHEREAS, Vendor possesses trade secret information related to processes, machines and formulations for the manufacture of coated papers, including formulations for carbonless and thermally imaged papers;

         WHEREAS, the parties are interested in exchanging certain of the above information for the purpose of Vendor supplying basestock to Appleton, relating to, or useful to Appleton in its business of paper coating (hereinafter referred to as "Goods");

         NOW, THEREFORE, in consideration of the disclosures to be made and mutual covenants contained herein, each party agrees as follows:

         Each party hereto shall keep confidential the information it receives from the other and shall neither disclose to any third party nor use such information for any purpose other than that contemplated under this Agreement. These obligations shall only apply to information disclosed in writing and designated confidential or, if disclosed orally, confirmed in writing and designated confidential within thirty (30) days of such disclosure. These obligations shall not apply to any information which:

         a. is available to the public or becomes available to the public through no fault of the receiving party;

         b. is available to the receiving party at the time of disclosure, as shown by prior written records;

         c. is disclosed to the receiving party by a third party entitled to disclose it; or

         d. is developed by or for the receiving party independently of the disclosure hereunder.

         The parties will use the same degree of care with respect to their obligations of nondisclosure as they employ with their own information of a confidential nature, but in no event less than a reasonable standard of care.

Confidential                           Page 18

         No right or license, express or implied, under any patent is created by this Agreement or the disclosure of information under this Agreement.

         This Agreement to receive information in confidence will terminate five
(5) years from the effective date of this Agreement; however, such termination shall no relieve either party of any obligations with respect to confidential information disclosed hereunder prior to termination, which shall continue until 10 years from the date of receipt of the confidential information.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representative and to become effective as of the date first above written.



ACCEPTED:                                          ACCEPTED:



APPLETON PAPERS INC.                               APPLETON COATED LLC



By  /s/ Rick J. Fantini                            By  /s/ Michael Van Eyck
  ---------------------------------                   --------------------------
   (Authorized Representative)                       (Authorized Representative)

Title  Vice President, Procurement                 Title  CEO
     ------------------------------                      -----------------------

Date  May 24, 2001                                 Date   May 24, 2001
    -------------------------------                      -----------------------

Confidential                            Page 19

                                   SCHEDULE 6

                                                           825 E. Wisconsin Ave.
[LOGO]                                                     P.O. Box 359
                                                           Appleton, Wisconsin
                                                           54912-0359
[OBJECT OMITTED]


Date:   May 8, 2001
From:   Rick Fantini/Ann Whalen
To:     Mike Van Eyck

RE: Process Change and Development Costs - (AC/API 2002-03 Agreement Clarification)

Mike,

In Section B of the proposed 2002-03 AC Basestock Supply Agreement, there is a reference made to the ability of developing grades currently run on #6 P.M. on #7 P.M. for increased flexibility. API has included in this statement the fact that these development costs would be at AC's expense. This statement is based upon these developments being requested by AC, in order to provide AC with this added flexibility and not required by API. Product Development Expenses will be incurred as follows:

AC REQUESTED PRODUCT DEVELOPMENT:

All major process changes and/or product development change requested by AC, solely to the advantage of AC, which based upon API's knowledge of their business needs, requires development and trial costs will be reviewed by API and if approved by API, be carried out at AC's expense.

The developmental expenses involved with product, which is not deemed perfect quality and saleable to an API customer, will include the costs of material and direct expenses, incurred by API, related to the development costs at API and at API's Customer evaluations. These costs will be incurred by AC.

The development expenses involved with product, sold to an API customer, will include those costs in excess of standard production and distribution costs related to the development costs at API and at API's Customer evaluations, not to exceed $5,000 per developmental trial. These costs will be incurred by AC.

API REQUESTED PRODUCT DEVELOPMENT:

All major process changes, current product changes, or new product developments requested by API, will be presented to AC and by mutual agreement approved. The expenses of API requested process changes or product development changes will be incurred by API, based o n product costs agreed upon by AC and API prior to the trials.

Confidential                             Page 20

                                   SCHEDULE 7

Confidential                               Page 21

                                 APPLETON PAPERS
                                    BASESTOCK
                            FINISHING SPECIFICATIONS
                            ------------------------

                                     [LOGO]

                              REVISED JUNE 22, 2000

                                       [*]

Confidential                                Page 22